Exhibit (q)(14)

POWER OF ATTORNEY

I, the undersigned Trustee of Allianz Funds, hereby severally constitute and appoint each of E. Blake Moore and Newton B. Schott, Jr., and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of Allianz Funds on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name:	Capacity:	Date:

/s/ F. Ford Drummond F. Ford Drummond	Trustee	January 1, 2006

/s/ James S. MacLeod James S. MacLeod	Trustee	January 1, 2006

/s/ Davey S. Scoon Davey S. Scoon	Trustee	January 1, 2006

/s/ Edward E. Sheridan Edward E. Sheridan	Trustee	January 1, 2006

/s/ James W. Zug James W. Zug	Trustee	January 1, 2006

/s/ Udo Frank Udo Frank	Trustee	January 1, 2006